UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2015, the Board of Directors (the “Board”) of Echo Global Logistics, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Paul Loeb, 57, to serve on the Board until the Company’s 2016 Annual Meeting of Stockholders. Mr. Loeb was appointed to the Board pursuant to the terms of that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of April 20, 2015, by and among the Company, Command Transportation, LLC (“Command”), the members of Command and Mr. Loeb, as sellers’ representative and in his individual capacity, pursuant to which the Company acquired all of the outstanding membership interests of Command (the “Command Acquisition”). As previously disclosed, the Company completed the Command Acquisition on June 1, 2015 for a purchase price of approximately $420 million, subject to post-closing adjustments for working capital and cash.  Mr. Loeb beneficially owned 89.4% of Command and received his proportionate share of the consideration in connection with the Command Acquisition. Pursuant to the terms of the Purchase Agreement, Mr. Loeb’s son received an employment inducement award of 13,435 shares of restricted common stock of the Company.

Additionally, on June 12, 2015, the Board appointed (i) Douglas R. Waggoner, the Company’s Chief Executive Officer and a director, to serve as Chairman of the Board and (ii) Bradley A. Keywell, one of the Company’s independent directors, to serve as the Board’s Lead Independent Director.

On June 18, 2015, the Company issued a press release announcing the appointments of Mr. Loeb to the Board, Mr. Waggoner as Chairman of the Board and Mr. Keywell as Lead Independent Director.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Proposal No. 1: Election of Directors

The following nominees were elected to the Board for a one-year term expiring at the Company’s 2016 Annual Meeting of Stockholders, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Samuel K. Skinner	20,254,374	738,887	2,607	1,684,457
Douglas R. Waggoner	20,686,932	306,330	2,606	1,684,457
Bradley A. Keywell	17,015,864	3,977,397	2,607	1,684,457
Matthew Ferguson	20,416,627	576,642	2,599	1,684,457
David Habiger	15,833,093	5,160,155	2,620	1,684,457
Nelda J. Connors	20,519,707	473,697	2,464	1,684,457

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2015

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

FOR	AGAINST	ABSTAIN
22,581,679	96,887	1,759

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 18, 2015	By:	/s/	Kyle L. Sauers
	Name:		Kyle L. Sauers
	Title:		Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release, dated June 18, 2015